Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	January 25, 2019		716-687-4225

MOOG REPORTS FIRST QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the first quarter ended December 29, 2018.

First Quarter Highlights

•	Sales of $680 million, up 8% from a year ago;

•	GAAP earnings per share of $1.25, versus $.04 a year ago;

•	Earnings per share of $1.25, up 25% over last year’s adjusted earnings per share of $1.00, excluding one-time Tax Act effects;

•	Operating margins of 11.7%, up from 10.7% a year ago;

•	Effective tax rate of 24.3%;

•	$64 million cash flow from operating activities.

Segment Results

Total Aircraft Controls segment sales in the quarter were $304 million, up 9% year over year. Military aircraft sales in the quarter were $147 million, up 18% from a year ago. Military OEM sales increased 22%, to $99 million, on very strong F-35 activity. Military aftermarket sales were 11% higher, attributed to V-22 repair work.

Commercial aircraft revenues increased 2%, to $157 million. Boeing OEM product sales were slightly higher, at $62 million. The production ramp of the Embraer E2 and higher business jet sales offset a decrease in sales of OEM products to Airbus. Commercial aftermarket sales were unchanged at $34 million.

In the quarter, Space and Defense segment sales were $156 million, up 17% year over year. Defense sales were 26% higher, to $106 million, with increases in missile systems, defense controls and security products for UAV tracking. Space sales were 2% higher, with increased sales of launch vehicle systems and satellite avionics products offsetting marginally lower sales to NASA.

Industrial Systems segment sales in the quarter were $220 million, up 2% from last year. Stronger sales in industrial automation were helped by the Brno acquisition based in the Czech Republic. Medical pumps and associated products were up 4%. Simulation and test sales were off marginally while lower energy product sales reflected the company’s recent exit from the wind pitch control business.

Total backlog was $2.1 billion, with consolidated 12-month backlog at $1.4 billion, up 10% from a year ago.

Fiscal 2019 Outlook

The Company affirmed its fiscal 2019 projections of 90 days ago.

•	Forecast sales of $2.88 billion;

•	Forecast earnings per share of $5.25, plus or minus $0.20;

•	Forecast full year operating margins of 11.7%;

•	Forecast cash flow from operations of $280 million;

•	Forecast effective tax rate of 26.0%.

Exhibit 99.1

“We’re pleased to get off to a good start in Q1,” said John Scannell, Chairman and CEO. “Sales were up 8%, operating margins expanded 100 basis points and earnings per share were up 25% relative to an adjusted first quarter last year. Our major markets are doing well with defense particularly strong across all our applications. Commercial aerospace is also very healthy and our industrial markets remain solid. With one quarter in the bank, we are increasingly confident about our forecast for the full year.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Exhibit 99.1

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for over time contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and

Exhibit 99.1

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended
	December 29, 2018	December 30, 2017
Net sales	$679,676	$627,535
Cost of sales	480,174	443,150
Gross profit	199,502	184,385
Research and development	31,876	32,334
Selling, general and administrative	96,326	94,619
Interest	9,682	8,646
Other	3,434	952
Earnings before income taxes	58,184	47,834
Income taxes	14,115	46,535
Net earnings	$44,069	$1,299

Net earnings per share
Basic	$1.27	$0.04
Diluted	$1.25	$0.04

Average common shares outstanding
Basic	34,815,255	35,772,406
Diluted	35,125,829	36,201,054

Exhibit 99.1

Results shown in the previous table include the one-time impacts of the Tax Cuts and Jobs Act of 2017. The table below adjusts the income taxes, net earnings and diluted net earnings per share to exclude these impacts.

Reconciliation to non-GAAP adjusted income taxes, net earnings and diluted net earnings per share:

	Three Months Ended
	December 29, 2018	December 30, 2017
As Reported:
Earnings before income taxes	$58,184	$47,834
Income taxes	14,115	46,535
Effective income tax rate	24.3%	97.3%
Net earnings	44,069	1,299
Diluted net earnings per share	$1.25	$0.04

Non-GAAP Adjustments - Due to Tax Reform:
Income taxes	$—	$(34,722)
Net earnings	—	34,722
Diluted net earnings per share	$—	$0.96

As Adjusted:
Earnings before income taxes	$58,184	$47,834
Income taxes	14,115	11,813
Effective income tax rate	24.3%	24.7%
Net earnings	44,069	36,021
Diluted net earnings per share	$1.25	$1.00

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended
	December 29, 2018	December 30, 2017
Net sales:
Aircraft Controls	$304,045	$278,534
Space and Defense Controls	156,068	133,393
Industrial Systems	219,563	215,608
Net sales	$679,676	$627,535
Operating profit:
Aircraft Controls	$33,199	$31,043
	10.9%	11.1%
Space and Defense Controls	18,473	16,473
	11.8%	12.3%
Industrial Systems	27,705	19,911
	12.6%	9.2%
Total operating profit	79,377	67,427
	11.7%	10.7%
Deductions from operating profit:
Interest expense	9,682	8,646
Equity-based compensation expense	2,008	2,001
Non-service pension expense	3,193	1,693
Corporate and other expenses, net	6,310	7,253
Earnings before income taxes	$58,184	$47,834
 .

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 29, 2018	September 29, 2018
ASSETS
Current assets
Cash and cash equivalents	$110,759	$125,584
Receivables	867,415	793,911
Inventories	467,811	512,522
Prepaid expenses and other current assets	45,505	44,404
Total current assets	1,491,490	1,476,421
Property, plant and equipment, net	554,725	552,865
Goodwill	791,200	797,217
Intangible assets, net	90,591	95,537
Deferred income taxes	15,902	17,328
Other assets	23,596	24,680
Total assets	$2,967,504	$2,964,048
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$2,126	$3,623
Current installments of long-term debt	326	365
Accounts payable	199,435	213,982
Accrued compensation	128,763	147,765
Contract advances	183,855	151,687
Contract and contract-related loss reserves	42,683	42,258
Other accrued liabilities	119,622	120,944
Total current liabilities	676,810	680,624
Long-term debt, excluding current installments	815,107	858,836
Long-term pension and retirement obligations	117,887	117,471
Deferred income taxes	49,333	46,477
Other long-term liabilities	35,103	35,654
Total liabilities	1,694,240	1,739,062
Commitment and contingencies	—	—
Shareholders’ equity
Common stock - Class A	43,786	43,785
Common stock - Class B	7,494	7,495
Additional paid-in capital	487,284	502,257
Retained earnings	2,023,803	1,973,514
Treasury shares	(743,239)	(738,494)
Stock Employee Compensation Trust	(102,182)	(118,449)
Supplemental Retirement Plan Trust	(67,597)	(72,941)
Accumulated other comprehensive loss	(376,085)	(372,181)
Total shareholders’ equity	1,273,264	1,224,986
Total liabilities and shareholders’ equity	$2,967,504	$2,964,048

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Three Months Ended
	December 29, 2018	December 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$44,069	$1,299
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	17,848	17,487
Amortization	3,746	4,674
Deferred income taxes	92	37,617
Equity-based compensation expense	2,008	2,001
Other	1,020	1,563
Changes in assets and liabilities providing (using) cash:
Receivables	12,810	(10,350)
Inventories	(24,399)	(22,236)
Accounts payable	(13,774)	(14,393)
Contract advances	31,531	19,888
Accrued expenses	(17,898)	(27,233)
Accrued income taxes	511	6,965
Net pension and post retirement liabilities	7,068	(4,562)
Other assets and liabilities	(394)	31,450
Net cash provided by operating activities	64,238	44,170
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(24,375)	(21,084)
Other investing transactions	2,785	(506)
Net cash (used) by investing activities	(21,590)	(21,590)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term borrowings (repayments)	(1,490)	—
Proceeds from revolving lines of credit	131,100	103,500
Payments on revolving lines of credit	(175,200)	(108,610)
Proceeds from long-term debt	—	10,000
Payments on long-term debt	(85)	(44)
Payment of dividends	(8,703)	—
Proceeds from sale of treasury stock	—	1,048
Purchase of outstanding shares for treasury	(9,450)	(2,734)
Proceeds from sale of stock held by SECT	6,636	—
Purchase of stock held by SECT	(1,930)	(3,823)
Net cash (used) by financing activities	(59,122)	(663)
Effect of exchange rate changes on cash	(473)	5,021
Increase (decrease) in cash, cash equivalents and restricted cash	(16,947)	26,938
Cash, cash equivalents and restricted cash at beginning of period	127,706	386,969
Cash, cash equivalents and restricted cash at end of period	$110,759	$413,907